Exhibit 99.1
The following tables present revenues, expenses and profit for each segment for the years ended December 31, 2023 and 2022, and for the three months ended December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023:

	United States Segment
	Year ended December 31,		Three months ended
	2023	2022	December 31,	September 30,	June 30,	March 31,
			2023
	(Unaudited, U.S.$ in millions)
Revenues	$7,731	$7,003	$2,266	$1,896	$1,892	$1,677
Gross profit	4,310	3,734	1,444	1,060	1,017	789
R&D expenses	604	485	144	156	156	149
S&M expenses	938	879	238	243	250	207
G&A expenses	378	440	90	93	101	95
Other income	(5)	(3)	(1)	(2)	(1)	§

Segment profit*	$2,394	$1,934	$974	$571	$511	$338

	Europe Segment
	Year ended December 31,		Three months ended
	2023	2022	December 31,	September 30,	June 30,	March 31,
			2023
	(Unaudited, U.S.$ in millions)
Revenues	$4,837	$4,525	$1,344	$1,146	$1,163	$1,184
Gross profit	2,726	2,700	783	648	640	655
R&D expenses	220	213	52	62	53	53
S&M expenses	767	748	203	184	194	187
G&A expenses	263	246	67	66	61	70
Other income	(2)	(3)	§	§	(1)	§

Segment profit*	$1,478	$1,496	$461	$338	$334	$345

	International Markets Segment
	Year ended December 31,		Three months ended
	2023	2022	December 31,	September 30,	June 30,	March 31,
			2023
	(Unaudited, U.S.$ in millions)
Revenues	$2,351	$2,352	$601	$591	$578	$581
Gross profit	1,160	1,224	299	293	283	285
R&D expenses	104	119	24	30	23	27
S&M expenses	487	467	134	116	125	113
G&A expenses	142	154	37	33	34	38
Other income	(39)	(54)	(4)	(2)	(31)	(1)

Segment profit*	$465	$538	$109	$117	$132	$108

*
Segment profit is comprised of gross profit for the segment less R&D expenses, S&M expenses, G&A expenses and other income related to the segment. Segment profit does not include amortization and certain other items.

The following tables present revenues by major products and activities for each segment for the years ended December 31, 2023 and 2022 and for the three months ended December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023:

	United States Segment
	Year ended December 31,		Three months ended
	2023	2022	December 31,	September 30,	June 30,	March 31,
			2023
	(Unaudited, U.S.$ in millions)
Generic products	3,138	3,155	667	839	884	747
AJOVY	211	210	57	56	52	46
AUSTEDO	1,225	963	408	339	308	170
BENDEKA and TREANDA	237	309	52	56	67	62
COPAXONE	297	359	72	98	56	71
Anda	1,577	1,471	394	367	392	424
Other	1,047	536	616	142	131	158

Total	$7,731	$7,003	$2,266	$1,896	$1,892	$1,677

	Europe Segment
	Year ended December 31,		Three months ended
	2023	2022	December 31,	September 30,	June 30,	March 31,
			2023
	(Unaudited, U.S.$ in millions)
Generic products	3,664	3,466	938	886	909	932
AJOVY	160	124	45	41	39	36
COPAXONE	231	268	56	55	60	59
Respiratory products	265	273	70	61	66	68
Other	516	393	234	104	89	89

Total	$4,837	$4,525	$1,344	$1,146	$1,163	$1,184

	International markets Segment
	Year ended December 31,		Three months ended
	2023	2022	December 31,	September 30,	June 30,	March 31,
			2023
	(Unaudited, U.S.$ in millions)
Generic products	1,932	1,980	506	470	478	477
AJOVY	63	42	19	18	14	13
COPAXONE	63	64	12	16	17	17
Other	293	266	64	87	69	74

Total	$2,351	$2,352	$601	$591	$578	$581

The following tables present revenues by major products and activities for Canada for the years ended December 31, 2023 and 2022 and for the three months ended December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023:

	Canada
	Year ended December 31,		Three months ended
	2023	2022	December 31,	September 30,	June 30,	March 31,
			2023
	(Unaudited, U.S.$ in millions)
Generic products	337	394	86	89	84	77
AJOVY	20	7	6	6	5	3
AUSTEDO	—	—	—	—	—	—
BENDEKA and TREANDA	4	7	1	1	1	1
COPAXONE	23	28	5	5	8	5
Anda	—	—	—	—	—	—
Other	9	13	1	4	1	2

Total	$393	$449	$99	$106	$99	$89

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